UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MILL CITY VENTURES III, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

MILL CITY VENTURES III, LTD.

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON August 8, 2025

TO THE SHAREHOLDERS OF MILL CITY VENTURES III, LTD.:

Please take notice that an annual meeting of shareholders of Mill City Ventures III, Ltd. (the “Company”) will be held, pursuant to due call by the Board of Directors (the “Board”), on August 8, 2025, at 8:30 a.m. local time at 1907 Wayzata Boulevard, Suite 205, Wayzata, MN 55391, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect five members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.

To approve an amendment to our 2022 Equity Incentive Plan (the “Plan”), to increase the aggregate number of shares of common stock authorized for grant under the Plan from 900,000 to 1,400,000 (Proposal 2);

3.

To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to increase the total number of shares of capital stock authorized for issuance thereunder from 111,111,111 to 250,000,000 (Proposal 3);

4.	To transact any other business as may properly come before the annual meeting or any adjournments thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the annual meeting is July 8, 2025. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer and Director

Approximate date of mailing of proxy materials: [•], 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON AUGUST 8, 2025:

The proxy statement for the annual meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including Amendment No. 1 to the Company’s Annual Report on Form 10-K/A), each of which is included herewith, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and Annual Report on Form 10-K on the Internet, visit www.annualgeneralmeetings.com/mcvt2025.

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MILL CITY VENTURES III, LTD.

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

to be held on August 8, 2025

The Board of Directors of  Mill City Ventures III, Ltd. (the “Company”) has called an annual meeting in conformity with Minnesota Statutes, Section 302A.431, and the requirements of the Nasdaq listing rules. The purpose of the annual meeting is to consider and vote on whether:

1.	To elect five members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified (Proposal 1);

2.

To approve an amendment to our 2022 Equity Incentive Plan (the “Plan”), to increase the aggregate number of shares of common stock authorized for grant under the Plan from 900,000 to 1,400,000 (Proposal 2);

3.

To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to increase the total number of shares of capital stock authorized for issuance thereunder from 111,111,111 to 250,000,000 (Proposal 3); and

4.	To transact any other business as may properly come before the annual meeting or any adjournments thereof.

VOTING

The presence, in person or by proxy, of the holders of one-third of the total number of outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting, and that inspector will determine whether a quorum is present. If a quorum is present, then:

•

for Proposal 1 (the election of directors), those nominees receiving a plurality of the “For” votes (i.e., the most votes) cast by the holders of shares entitled to vote and present in person or by proxy will be elected;

•

for Proposal 2 (the increase in the number of shares of common stock available for issuance under the 2022 Stock Incentive Plan), the affirmative vote of the holders of a majority of the votes cast is required to approve the proposal; and

•

for Proposal 3 (the increase in the number of shares of capital stock authorized for issuance under our Amended and Restated Articles of Incorporation, as amended), the affirmative vote of the holders of a majority of the votes cast is required to approve the proposal.

Under applicable rules of the New York Stock Exchange, or NYSE, relating to the discretionary voting of proxies by brokers, banks and other securities intermediaries that are subject to NYSE rules, such brokers, banks and other securities intermediaries are not permitted to vote shares with respect to certain matters, including the election of directors and executive compensation matters, without instructions from the beneficial owner. Accordingly, we advise all street name holders of shares held in brokerage accounts that if they do not timely provide instructions to their broker, bank or other securities intermediary, their shares will not be voted in connection with Proposal 1 or Proposal 2 and will be considered to be broker non-votes.  Broker non-votes will not be considered as present and entitled to vote with respect to those matters. Because NYSE rules relating to discretionary voting by brokers apply to all brokers that are members of the NYSE, the prohibition on discretionary voting applies to our annual meeting even though the Company’s common stock is listed on the Nasdaq Capital Market and is not listed on the New York Stock Exchange.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving this proxy statement?

This proxy statement contains information relating to the solicitation of proxies for use at our annual meeting to be held at 8:30 a.m., local time, on August 8, 2025, at our offices located at 1907 Wayzata Boulevard, Suite 205, Wayzata MN 55391, for the purpose stated in the Notice of Annual Meeting of Shareholders. We, the Company, are making this solicitation.

Why did I receive an important notice regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are furnishing proxy materials to our shareholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, beginning [•], 2025, we are mailing to many of our shareholders an Important Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access the proxy materials on the Internet. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our shareholders, reduces the cost of producing and mailing the full set of proxy materials, and helps us contribute to sustainable practices.

If you receive a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote on the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may send request a printed copy of our proxy materials by calling 1-800-579-1639, by visiting www.ProxyVote.com, or by sending an email to sendmaterial@proxyvote.com with your control number in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on July 8, 2025, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

What are the voting rights of shareholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on the matter to be voted upon.

Who can attend the annual meeting?

Only holders of our common stock at the close of business on July 8, 2025, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. Cameras, recording devices, and other electronic devices will not be permitted at the annual meeting. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring either a copy of the brokerage statement reflecting your stock ownership as of the record date or a legal proxy from your bank or broker.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of one-third of the voting power of the shares of common stock outstanding at the close of business on July 8, 2025, will constitute a quorum permitting our shareholders to conduct business at the annual meeting. We will include abstentions in the number of shares of common stock present at the annual meeting for purposes of determining a quorum. As of the record date, there were 6,062,773 shares of our common stock outstanding.

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How do I vote my shares of common stock that are held by my bank, broker or other nominee?

If you hold any or all of your shares of common stock through a bank, broker or other nominee, you should follow the voting instructions provided to you by the bank, broker or nominee. Specific voting procedures relating to your shares of common stock held through a bank, broker or other nominee will depend on their particular voting arrangements and procedures.

How do I vote?

If you are a holder of record of our common stock, then you or your duly authorized agent may vote by:

•	completing and returning the accompanying proxy card

•	visiting www.annualgeneralmeetings.com/mcvt2025 to cast your vote on the Internet, or

•	attending the annual meeting and voting in person.

If you are voting online, you will need the unique 15-digit control number printed on your proxy card. For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your votes for any nominee you specify.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy, at any time on or prior to the close of business on August 7, 2025, by submitting to our Chief Financial Officer, Mr. Joseph A. Geraci II, at 1907 Wayzata Boulevard, Suite 205, Wayzata MN 55391, a notice of revocation or a duly executed proxy bearing a later date. You may also revoke a previously granted proxy by attending the annual meeting and voting in person.  If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted AS DIRECTED BY YOU. If you hold your shares as a direct registered owner and return a proxy card but do not indicate how your shares are to be voted, your proxy card will be voted FOR all proposals at the annual meeting.  If, however, you hold your shares in “street name” then your broker’s ability to vote shares in any instance where you do not indicate how your shares are to be voted will be limited by applicable rules relating to the discretionary voting of proxies by brokers.

How does the Board of Directors recommend that shareholders vote on the proposals?

Our Board of Directors recommends a vote “FOR” the election of each of the nominees named in Proposal 1.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. Presently, we do not anticipate that we will solicit proxies by any means other than mail. We expect that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses.

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How can I determine the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting, if available. Final results will be reported on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the date of the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

To view this proxy statement on the Internet, please visit www.annualgeneralmeetings.com/mcvt2025.

Are there dissenters’ or appraisal rights?

No.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting, the proxy materials or your ownership of our common stock, please contact our Chief Financial Officer, Joseph A. Geraci II, at (952) 479-1920.

When are shareholder proposals due for the 2026 annual meeting?

Except as noted below, to be timely, proposals and nominations with respect to the 2026 annual meeting of shareholders must be delivered to us no later than 5:00 p.m., Central Time, on the 120th day prior to the anniversary date of the mailing of the notice for the preceding year’s annual meeting (i.e., [•], 2026). If the date of the annual meeting has been changed by more than 30 calendar days from the first anniversary of the date of the preceding year’s annual meeting, then shareholder proposals or director nominations must be so received no later than 5:00 p.m., Central Time, on the later of (i) the 120th day prior to the date of such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.

Notices of business proposals or a nomination(s) of individuals for election as a director at the 2026 annual meeting, other than shareholder proposals to be included in our proxy statement pursuant to Rule 14a-8, should be addressed to Chief Financial Officer, Mill City Ventures III, Ltd., 1907 Wayzata Boulevard, Suite 205, Wayzata, Minnesota 55391. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Five persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast for each open seat, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the Board of Directors. Set forth below is certain information concerning the director-nominees.

Name	Age	Positions
Douglas M. Polinsky	66	Director (Chairman) and Chief Executive Officer
Joseph A. Geraci II	56	Director and Chief Financial Officer
Lyle A. Berman	84	Director
Howard P. Liszt	79	Director
Laurence S. Zipkin	85	Director

The biographies of the above-identified individuals are set forth below:

Douglas M. Polinsky co-founded the Company in January 2006 and since that time has been the Chairman and Chief Executive Officer of the Company.  Since 1994, Mr. Polinsky has been the President of Great North Capital Consultants, Inc., a financial advisory and investment company that he founded. Great North Capital Consultants, Inc. primarily engages in the business of investing in hard money lending with collateral on the loans being first or second mortgages in both residential and commercial properties. In addition, Great North Capital Consultants, Inc. makes direct investments into public and private companies. From 2015 until 2024, Mr. Polinsky served as an independent director of Liberated Syndication, Inc., a Nevada corporation with its podcast-publishing operations in Pennsylvania, as well as that board’s audit and compensation committees. Mr. Polinsky earned a Bachelor of Science degree in hotel administration at the University of Nevada, Las Vegas in 1981.

Joseph A. Geraci, II co-founded the Company in January 2006 and has been a director and the Chief Financial Officer of the Company since that time. Since February 2002 through the present time, Mr. Geraci has been managing member of Isles Capital, LLC, an advisory and consulting firm that assists small businesses, both public and private, in business development. In March 2005, Mr. Geraci also became the managing member of Mill City Advisors, LLC, the general partner of Mill City Ventures, LP, and Mill City Ventures II, LP, each a Minnesota limited partnership that invested directly into both private and public companies. From January 2005 until August 2005, Mr. Geraci served as the Director of Finance for Gelstat Corporation, a purveyor of homeopathic remedies, based in Bloomington, Minnesota.  Mr. Geraci provided investment advice to clients as a stockbroker and Vice President of Oak Ridge Financial Services, Inc., a Minneapolis-based broker-dealer firm, from June 2000 to December 2004. While at Oak Ridge Financial Services, Mr. Geraci’s business was focused on structuring and negotiating debt and equity private placements with both private and publicly held companies. Mr. Geraci was employed at other Minneapolis brokerage firms from July 1991 to June 2000. From his career and investment experiences, Mr. Geraci has established networks of colleagues, clients, co-investors, and the officers and directors of public and private companies. These networks offer a range of contacts across a number of sectors and companies that may provide opportunities for investment, including many that meet the Company’s screening criteria.

In August 2003, the National Association of Securities Dealers (NASD) found in an administrative hearing that Mr. Geraci, while employed by and affiliated with a NASD member, had violated NASD Conduct Rule 2110 and SEC Rule 10b-5 in August 1999, and barred him from associating with any NASD member in the future.

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Howard P. Liszt served as Chief Executive Officer of Campbell Mithun, a national marketing communications agency he joined in 1976, and served there until 2001. Under his leadership, Campbell Mithun grew to be one of the 20 largest agencies in the world.  From 2002 until 2014, Mr. Liszt  served as Chairman of Olson, a leading independent digital agency.  Mr. Liszt has served as a Board member for several industry-leading companies including Land O’ Lakes, ShuffleMaster, Ocular Sciences, Coleman Natural Foods, and Eggland’s Best. Mr. Liszt holds a Bachelor of Arts in Journalism and Marketing, and a Masters of Science in Marketing from the University of Minnesota, Minneapolis.

Lyle A. Berman is a 1964 graduate of the University of Minnesota with a degree in Business Administration. Mr. Berman began his career with Berman Buckskin, his family’s leather business. He helped grow the business into a major specialty retailer with 27 outlets. In 1990, Mr. Berman participated in the founding of Grand Casinos, Inc. Mr. Berman is credited as one of the early visionaries in the development of casinos outside of the traditional gaming markets of Las Vegas and Atlantic City. In less than five years, the company opened eight casino resorts in four states. In 1994, Mr. Berman financed the initial development of Rainforest Cafe. He served as the Chairman and CEO of Rainforest Cafe from 1994 until 2000. In October 1995, Mr. Berman was honored with the B’nai B’rith “Great American Traditions Award.” In April 1996, he received the Gaming Executive of the Year Award; in 2004, Mr. Berman was inducted into the Poker Hall of Fame; and in 2009, he received the Casino Lifetime Achievement Award from Raving Consulting & Casino Journal. In 1998, Lakes Entertainment, Inc. was formed. In 2002, as Chairman of the Board and CEO of Lakes Entertainment, Inc., Mr. Berman was instrumental in creating the World Poker Tour. Since January 2005, Mr. Berman has also served as Chairman of the Board of Pokertek, Inc.

Laurence S. Zipkin is nationally recognized for his expertise in the gaming industry, restaurants, and emerging small growth companies. As an investment banker, Mr. Zipkin was successful in raising capital for various early growth-stage companies and advising clients regarding capital-raising transactions including private placements, initial public offerings, mergers, debt offerings, bridge and bank financings, developing business plans and evaluating cash needs and resources. He has extensive experience in the merger and acquisition field and has represented companies on both the buy and sell sides. From 1987 until selling his brokerage firm in 2007, Mr. Zipkin served as CEO at Oak Ridge Financial Services Group, Inc. (formerly known as Equity Securities Investments, Inc.).  In the 1990’s, Mr. Zipkin was instrumental in the success of the firm by making it a nationally recognized name in gaming and restaurants.  After selling his brokerage firm in 2007, Mr. Zipkin formed a private investment vehicle, LSZ Corp., Inc.  Through this entity, he provides financial advisory, mergers and acquisitions, and capital-raising consulting services, and primarily focuses on real estate investing. Mr. Zipkin attended the University of Pennsylvania Wharton School of Finance.

Under our bylaws, directors serve for annual terms expiring upon the next annual meeting of our shareholders.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and transactional experience, in addition to any unique skills or attributes associated with a director.  With regard to Messrs. Polinsky and Geraci, the board considered their significant experience, expertise and background with regard to investing in general and the Company in particular. With regard to Mr. Berman, the board considered his background and experience with the public securities markets and his former employment and experience in operational capacities. With regard to Mr. Liszt, the board considered his experience on other boards of public companies, his past experience in the communications and advertising fields, and his organizational experience. With regard to Mr. Zipkin, the board considered his knowledge, experience and skills in the finance, public securities and investment banking fields.

The Board of Directors has determined that three of our directors—Messrs. Liszt, Berman and Zipkin—qualify as independent directors in accordance with the published listing requirements of the Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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The Board of Directors recommends that you vote “FOR” the election of each director-nominee named above.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

Mr. Douglas M. Polinsky serves as the Chairman of the Board of Directors, and also as our Chief Executive Officer.  Presently, we believe that this board structure is effective in supporting and governing the Company.  In this regard, the Board of Directors has determined in its judgment that the Company benefits from having a combined Chairman and CEO position at this time due to Mr. Polinsky’s unique experience and perspective stemming from his involvement in the founding of the Company.  As a result of his leadership since our inception, Mr. Polinsky has unparalleled knowledge of our business, our offerings to borrower, and operations, as well as experience exercising his judgment regarding the various opportunities and challenges particular to our Company.  In addition, Mr. Polinsky is also deeply invested in our long-term success through his position as one of the Company’s largest shareholders.  Finally, we believe that Mr. Polinsky’s dual role as Chairman and CEO is counter-balanced by the strong and experienced independent directors on our board who comprise a majority of our directors.

During the fiscal year ended December 31, 2024, the Board held six meetings, including telephonic meetings, and took action in writing on one occasion. During that year, all directors attended board meetings and meetings of all committees on which he served at the time. We encourage, but do not require, our directors to attend annual shareholder meetings.  No directors attended our 2024 annual shareholder meeting in person or telephonically.

Although risk management is a core responsibility of the Company’s management, the Board of Directors recognizes that it plays a critical role in oversight of risk. The Board of Directors, in order to more specifically carry out this responsibility, has assigned the Audit Committee the primary duty to periodically review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and control those exposures. Those risks include Company risks, such as the collectability of loans made by the Company, and industry and general risks, such as risks related to the impact of the general economy on our business, all as further identified in our Annual Report.

Board Committee Membership

Our Board of Directors has a standing Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.  Each committee has a written charter that is available on the Company’s website at http://wwww.millcityventures3.com.

Audit Committee Information. The members of the Audit Committee are Laurence Zipkin, Howard Liszt and Lyle Berman, each of whom is independent for purposes of the Securities Exchange Act of 1934 and applicable Nasdaq rules.  Mr. Berman is the chairperson of the Audit Committee.  The Audit Committee met four times during the fiscal year ended December 31, 2024.

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The Audit Committee’s charter makes the committee responsible, among other things, for:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our required disclosures;

•

approving the Company’s independent accountants and recommending them to the board (including a majority of the independent directors) for approval and submission to the shareholders for ratification (if any);

•	reviewing with the independent accountants the plans and results of the audit engagement;

•	approving professional services provided by its independent accountants;

•	reviewing and discussing interim financial statements prior to the filing of quarterly reports and earnings releases;

•	approving the committee report, as required by the SEC rules, to be included in the Company’s annual proxy statement or annual report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	monitoring the independence of our independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	reviewing the independence of its independent accountants and reviewing the adequacy of the Company’s internal accounting controls; and

•	reviewing and reassessing on an annual basis the adequacy of the charter and recommending any proposed changes to the charter to the Board of Directors.

The Audit Committee is also responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk-assessment and risk-management policies.

The board has determined that Mr. Berman is an “audit committee financial expert” within the meaning of applicable SEC rules. Mr. Berman’s relevant experience is detailed in his biography above. The Board of Directors has determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Compensation Committee Information.  The members of the Compensation Committee are Messrs. Zipkin, Liszt and Berman, each of whom is independent for purposes of the Securities Exchange Act of 1934 and applicable Nasdaq rules. Mr. Liszt is the chairperson of the Compensation Committee. The Compensation Committee is responsible for approving the Company’s compensation arrangements with its executive management, including bonus-related decisions and employment agreements with respect to such individuals.  The Compensation Committee met once during the fiscal year ended December 31, 2024, and took action in writing on one occasion.

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The Compensation Committee’s duties, which are specified in the Compensation Committee charter, include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating the Company’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Company’s Chief Executive Officer’s based on such evaluation;

•	reviewing and approving the compensation of all of our executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based plans;

•	assisting management in complying with our proxy statement and periodic report disclosure requirements, and reviewing specific disclosures in the proxy statement and reports;

•	if required, producing a report on executive compensation to be included in our proxy statement;

•	reviewing, evaluating, and recommending changes, if appropriate, to the compensation paid to directors; and

•	reviewing and reassessing, on an annual basis, the adequacy of the charter and recommending any proposed changes to the charter to the Board of Directors.

Nominating and Governance Committee.  The members of the Nominating and Corporate Governance Committee are Messrs. Zipkin, Liszt and Berman, each of whom is independent for purposes of the Securities Exchange Act of 1934 and applicable Nasdaq rules.  Mr. Liszt is the chairperson of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for advising the Board of Directors on a broad range of issues surrounding the composition and operation of the Board of Directors and its committees, specifically including identifying criteria for suitable board candidates, identifying individuals suited to service on the board (consistent with those criteria), recommending director candidates to the board and to the shareholders, conducting annual reviews of corporate governance matters and making related recommendations to the Board of Directors and its committees.  The Nominating and Corporate Governance Committee took action once during 2024 in connection with the Company’s 2024 annual shareholder meeting.

Communications with Board Members

Our Board of Directors has provided the following process for shareholders and interested parties to send communications to our board or individual directors. All communications should be addressed to Mill City Ventures III, Ltd., 1907 Wayzata Boulevard, Suite 205, Wayzata, MN 55391, Attention: Chief Executive Officer. Communications to individual directors may also be made to such director at our Company’s address. All communications sent to any individual director will be received directly by such individuals and will not be screened or reviewed by any Company personnel. Any communications sent to the board in the care of the Chief Executive Officer will be reviewed by that officer to ensure that such communications relate to the business of the Company before being reviewed by the Board of Directors.

Code of Ethics

Our Board of Directors adopted a revised Code of Ethics in March 2021.  Our Code of Ethics is available at our website, www.millcityventures3.com, or without charge, to any shareholder upon written request made to Mill City Ventures III, Ltd., Attention: Chief Financial Officer, 1907 Wayzata Blvd., Suite 205, Wayzata, MN 55391.

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Derivatives Trading, Hedging, and Pledging Policies

Our Policy on Avoidance of Insider Trading provides that none of our executive officers, directors or employees, or household and immediate family members of such individuals and entities that such individuals influence or control (collectively, “insiders”) may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option, or execute a short sale, or engage in hedging or monetization transactions or similar arrangements with respect to Company securities. These prohibitions apply to avoid any appearance that an insider is trading based on material non-public information and focus his or her attention on short-term performance at the expense of the Company’s long-term objectives.

Nominating Process and Board Diversity

In compliance with Nasdaq Rules 5605(f) and 5606, our Board of Directors has self-reported the diversity characteristics summarized in the Board Diversity Matrix table below.  The Company does not have a member of its Board of Directors who currently qualifies as “diverse” under Nasdaq Rules.  Under Nasdaq Rule 5605(f) (and paragraph (2)(D) thereunder, applicable to companies with “smaller” boards consisting of five or fewer directors, such as our Company), the Company must either have at least one director who is diverse (i.e., who identifies as a female, an underrepresented minority, or member of the LGBTQ+ community, as those terms are defined in the rule), or must disclose why it does not have at least one diverse director.  In our case, the Company does not have at least one diverse director because, as a small board with somewhat specialized knowledge and geographically concentrated activities, the Company has been unable to identify directors that would be considered “diverse” under Nasdaq Rule 5605(f), and who would be interested and willing to serve as a director of the Company.

The Nominating and Corporate Governance Committee is responsible for recommending nominees for Board membership to fill vacancies or newly created positions, and for recommending the persons to be nominated for election to the Board of Directors. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee expects to review the desired experience, skills, diversity and other qualities to ensure appropriate Board of Directors composition, taking into account the current board members and the specific needs of the Company and our board.  The Board of Directors does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates.

Board Diversity Matrix (as of June 16, 2025)

In compliance with Nasdaq’s “Board Diversity Rule,” the table below provides information regarding the diversity of our directors as of the date indicated in the caption above. The information presented below is based on voluntary self-identification responses we received from each director.  Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors: 5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did not Disclose Demographic Background	0	0	0	0

12

PROPOSAL 2

AMENDMENT TO 2022 EQUITY INCENTIVE PLAN

Introduction

We are seeking shareholder approval of an amendment (the “Amendment”) to the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of our common stock reserved for issuance thereunder by 500,000 additional shares. If our shareholders approve the Amendment, it will become effective on the date of their approval. If our shareholders do not approve the Amendment, we will only grant awards under the Plan until the shares available for issuance thereunder are exhausted.

On the recommendation of the Compensation Committee of our Board of Directors (the “Compensation Committee”), which administers the Plan and oversees our compensation strategy, policies and procedures, our Board unanimously approved the Amendment on June 9, 2025, subject to its approval by our shareholders. The Amendment is intended to supplement the Plan by increasing the number of shares available for issuance thereunder to our directors, officers, employees, service providers, and other eligible participants.  A summary of the Amendment appears below under the heading “Summary Description of the Amendment” and a copy of the Amendment is attached as Appendix A to this proxy statement. We encourage you to read Appendix A in its entirety.

Our shareholders have previously approved the reservation of shares for issuance under the Plan in January 2023, when 900,000 shares were reserved for issuance.  We believe the reservation of an additional 500,000 shares pursuant to the Amendment, if approved by our shareholders, will provide us with a sufficient number of shares available for issuance under the Plan to continue to provide a range of equity incentive tools and sufficient flexibility to permit us to make effective use of the share-based awards our shareholders authorize for incentive purposes.

The Board believes the Amendment is in the best interests of our shareholders and recommends that our shareholders vote to approve the Amendment.

Current Plan Information

As of June 16, 2025, there were 6,062,773 shares outstanding.  The Plan is the only plan with shares available for grant. Information regarding the shares continuing to be governed by the Plan is as follows:

	Shares	Basic Dilution
New Shares if Shareholders Approve Amendment to the Plan	500,000	8.25%
Shares Currently Available for Issuance	30,000	0.5%
Outstanding Awards (Shares) (1)	670,000	11.05%
Total	1,200,000	19.79%

(1)	Outstanding awards is comprised entirely of outstanding but unexercised non-statutory stock options.

Rationale for Proposed Amendment

We are asking shareholders to approve the Amendment to increase the number of shares available for issuance under the Plan by 500,000 additional shares to ensure we can continue to provide equity grants across our organization to employees and non-employee directors, and other eligible participants, once the current share reserve is exhausted under the Plan for the reasons stated below.  Equity compensation is an integral part of our employee compensation. We believe that a comprehensive equity-based incentive compensation program serves as a necessary and significant tool to attract and retain talent at all levels.

The Plan is our sole active plan for providing future equity incentives to our management, our non-employee independent directors, employees, and other eligible participants. Following the adoption of the Plan, we made equity awards to our executive management, our non-employee independent directors, one employee, and several other eligible participants.  Presently, there remains only 30,000 shares available for issuance under the Plan.

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Without increasing the number of shares available for issuance under the Plan, once the current reserve of shares is exhausted, we will not be able to continue to offer equity compensation to retain qualified personnel. As a result, we may need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation. Changes may include increased use of cash which, in addition to impacting our ability to attract, motivate and retain highly qualified personnel for positions of substantial responsibility, may negatively impact our business by reducing the cash available to reinvest into the business.

The Compensation Committee recommended an additional 500,000 shares be made available for issuance under the Plan. These projections are subject to change pursuant to the discretion of the Compensation Committee, as administrator of the Plan, who may determine, based on future events and market conditions, to alter our equity compensation strategy.

Summary Description of the Amendment

The sole purpose and aspect of the proposed Amendment to the Plan is to increase the number of shares reserved for issuance under the Plan by 500,000 shares. No other provisions of the Plan are modified, amended, revised, or otherwise changed by this proposed Amendment. The specific terms of the Plan, such as who is eligible to receive awards under the Plan, the terms of awards, such as vesting periods, the exercise price of any options, and any expiration of these awards, as well as the tax consequences of the awards which may be made under the Plan, are set forth in the Plan, as earlier approved by the Company’s shareholders.  Awards issued under the Plan, and common stock issued on account of awards issued under the Plan, are the subject to a registration statement we filed with the SEC on Form S-8 (SEC File Number 333-274163) on August 23, 2023.

The number of shares that will ultimately be issued from the shares reserved for issuance under the Plan, as amended by the proposed Amendment, is subject to the discretion of the Compensation Committee and, therefore, cannot be determined with certainty at this time. Nevertheless, we anticipate that the Compensation Committee will continue in future years to make annual cash and equity awards from time to time.

This summary does not purport to be a complete description of all the terms of the Amendment and is qualified in its entirety by reference to the complete text of the Amendment, which is attached to this Proxy Statement as Appendix A.  Further, this summary does not purport to be a complete description of the entire Plan itself, and is qualified entirely by reference to the full text of the Plan as filed with the SEC on August 23, 2023, included as Exhibits 4.2 and 4.3 to our registration statement on Form S-8 (SEC File Number 333-274163). To the extent there is a conflict between this summary and the actual terms of the Plan, as amended, the actual terms of the Plan, as amended, will govern.

General Description of the Plan

The Plan is intended to advance the interests of the company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives. The Plan allows us to award eligible recipients incentive awards, consisting of:

•	options to purchase shares of our common stock, which may be “incentive options” that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;
•	“non-statutory stock options” that do not qualify as incentive stock options;
•	“restricted stock awards,” which are shares of common stock that are subject to certain forfeiture and transferability restrictions;
•	“restricted stock units,” which are contractual obligations to issue shares of common stock to participants once vesting criteria are satisfied; and
•	“performance stock awards,” which are shares of common stock (or a cash payment in lieu thereof) that may be subject to the future achievement of certain performance criteria or be free of any performance or vesting.

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All of our employees and any subsidiary employees, including officers and directors who are also employees, as well as all of our non-employee directors and our non-employee consultants, advisors and other persons who provide services to us are eligible to receive incentive awards under the Plan.

Shares that are issued under the Plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the Plan. Any shares subject to an incentive award that lapses, expires, is forfeited, terminates unexercised or unvested, or is settled or paid in cash or other consideration will automatically again become available for issuance under the Plan.

If the exercise price of any option or any associated tax withholding obligations are paid by a participant’s tender or attestation as to ownership of shares (as described below), or if tax withholding obligations are satisfied by the Company withholding shares otherwise issuable upon exercise of an option, then only the net number of shares issued will reduce the number of shares remaining available under the Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, appropriate adjustment will be made to:

•	the number and kind of securities available for issuance under the Plan;
•	the limits on the numbers of shares that may be granted to a participant within any fiscal year or that may be granted as restricted stock awards under the Plan; and
•	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration

The Plan is administered by our Compensation Committee, which we refer to hereinafter simply as “Committee.”

The Committee has the authority to determine all necessary or desirable provisions of incentive awards, including the eligible recipients who will be granted one or more incentive awards under the Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions. The Committee has the authority to amend or modify the terms of outstanding incentive awards (including any “repricing” of options) so long as the amended or modified terms are permitted under the Plan and any affected participant has consented to the amendment or modification.

The Plan became effective on November 23, 2022 (subject to subsequent shareholder approval, which was obtained in January 2023) and, unless terminated earlier, the Plan will terminate at midnight on November 22, 2032. Incentive awards outstanding at the time the Plan is terminated may continue to be exercised, or become free of restriction, according to their terms. The Board may suspend or terminate the Plan or any portion of the Plan at any time, and may amend the Plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the board may deem to be in our best interests. Nevertheless, no amendments to the Plan will be effective without shareholder approval if such approval is required under Section 422 of the Internal Revenue Code or Nasdaq Listing Rules (or any other applicable laws, regulations or self-regulatory organization rules).

Termination, suspension or amendment of the Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. The Committee may, however, permit a participant to transfer of all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.

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Options

The exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or 110% if the participant beneficially owns more than 10% of our outstanding stock). Under the Plan, “fair market value” means the average of the reported high and low sale prices of a share of our common stock during the regular daily trading session on the Nasdaq Stock Market.

The Plan permits a participant to pay for an option’s exercise in cash, through cashless “net exercise,” or by broker-assisted cashless exercise, subject to the right of the Committee to limit cashless net exercises at any amount equal to no more than one-half of the aggregate option shares.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all “incentive stock option” plans of the Company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory stock options. Options may be exercised in whole or in installments, as determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the Company or a subsidiary for a certain period. An option may not remain exercisable after ten years from its date of grant (or five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

Restricted Stock Awards

A restricted stock award is an award of common stock vesting at such times and in such installments as may be determined by the Committee and that, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. Restricted stock awards may be subject to any restrictions or vesting conditions that the Committee deems appropriate, including that the participant remain continuously employed by the Company or a subsidiary for a certain period.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. Holders of restricted stock awards will have the same voting rights as holders of unrestricted common stock.

Restricted Stock Units

A restricted stock unit is an award that represents a promise to issue to the participant shares of common stock once certain criteria specified in the award are satisfied. The criteria may be that the participant remain employed until a specified date or dates or that various performance objectives are satisfied. No stock ownership rights are conferred upon the participant until the restricted stock unit awards are settled upon the satisfaction of the specified criteria.

Performance Awards

The Plan permits the grant of performance-based stock and cash awards. The Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.  The Committee may establish performance goals in its discretion.

Change in Control of the Company

In the event a “change in control” of the Company occurs, then, if approved by the Committee (either at the time of the grant of the incentive award or at any time thereafter):

•	outstanding options that may become immediately exercisable in full and will remain exercisable in accordance with their terms;
•	outstanding restricted stock awards and restricted stock units may become immediately fully vested and non-forfeitable; and
•	any conditions to the issuance of cash or shares of common stock pursuant to performance awards may lapse.

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The Committee may also determine that some or all participants holding outstanding options will receive shares or a cash payment equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).

For purposes of the Plan a “change in control” of the Company generally occurs if:

•	all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;
•	our shareholders approve any plan or proposal to liquidate or dissolve the Company;
•

a person previously unaffiliated with our Company, other than a bona fide underwriter in a securities offering, becomes the beneficial owner of 25% or more, but not 50% or more, of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction has been approved in advance by “continuity directors,” who are members of our Board at the time of the special meeting or whose nomination for election meets certain approval requirements related to continuity with our current Board;

•

we are a party to a merger or consolidation that results in our shareholders beneficially owning securities representing: (i) 50% or more, but less than 80%, of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation, unless such merger was approved by our continuity directors; or (ii) less than 50% of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors); or

•	the continuity directors cease to constitute at least a majority of our Board.

Effect of Termination of Employment or Other Service

If a participant ceases to be employed by (or provide services to) the Company and all subsidiaries, then all of the participant’s incentive awards will terminate as set forth below (unless modified by the Committee in its discretion as described below).

Upon termination due to death or disability, all outstanding options then held by the participant will, to the extent exercisable as of such termination, remain exercisable for a period of six months after such termination (but in no event after the expiration date of any such option), all restricted stock awards then held by the participant that have not vested as of such termination will be terminated and forfeited; and outstanding performance awards then held by the participant that have not vested as of such termination will be terminated and forfeited.

Upon termination for any reason other than death or disability (including retirement), all outstanding options will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such option), and all unvested restricted stock awards and performance awards will be terminated. Nevertheless, if a participant’s termination is due to “cause,” as defined in the Plan, then all rights of the participant under the Plan and any award agreements will immediately terminate without notice of any kind.

In connection with a participant’s termination, the Committee may cause the participant’s options to become or continue to become exercisable and restricted stock awards and performance awards to vest, continue to vest, or become free of restrictions.

Vote Required

The affirmative vote of a majority of the votes cast on this Proposal No. 2 will be required to approve the Amendment (i.e., the number of “FOR” votes must exceed the number of “AGAINST” votes for this proposal to be approved).

Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the adoption of equity incentive plans. As a result, any shares held in street name and not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes and abstentions will not be counted as votes cast “FOR” or “AGAINST” the approval of the Amendment, and will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the amendment to the Plan, and proxies solicited by the board will be voted in favor thereof unless a shareholder has indicated otherwise by selecting “against” or “abstain” on the proxy.

17

PROPOSAL 3

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES

General

The Company currently has 111,111,111 shares of capital stock authorized. Of this amount, 6,062,773 shares of common stock are issued and outstanding.  The Company has no preferred stock designated, issued or outstanding. This means that the Company has approximately 105,048,338 shares of our capital stock available for future issuances.  The authorized share capital had been reduced from 250,000,000 to 111,111,111 in August 2022 in connection with a reverse stock split effected by the Company in connection with its effort to obtain a listing on the Nasdaq Capital Market.

At this time, the Board of Directors has determined to seek shareholder approval to increase the authorized share capital back to the number it had been before the August 2022 reverse stock split.  The Board of Directors believes that this proposal is desirable in order to maximize the Company’s flexibility to engage in strategic transactions. The Board of Directors believes that the proposed amendment is advisable and in the best interests of the Company and its shareholders, and is therefore recommending that the shareholders approve this amendment.

Summary of the Proposed Amendment

The amendment will consist of a revision of Article 3, paragraph (a), of the Company’s Amended and Restated Articles of Incorporation, as amended, to read as follows:

(a)

The Corporation is authorized to issue 250,000,000 shares of capital stock, each having $0.001 par value per share. Each share of the Corporation’s common stock shall be entitled to one vote on all matters requiring a vote of the Corporation’s shareholders. Unless otherwise specifically so designated upon issuance, all shares of capital issued by the Corporation shall be common stock.

The complete text of the form of the amendment is attached to this Proxy Statement as Appendix B.

Authorized but unissued shares of common stock of the Company may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by applicable corporate law or applicable Nasdaq listing standards.

Each share of common stock authorized for issuance has the same rights and is identical in all respects with each other share of common stock. The authorization of additional shares called for by this proposal will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Under the our Amended and Restated Articles of Incorporation, shareholders do not have (and will continue not to have, if this proposal is approved) pre-emptive rights. Therefore, should the Board of Directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase those shares and the issuance could have a dilutive effect on overall share ownership, earnings per share, book value per share, and the voting power of current shareholders, depending on the particular circumstances in which the additional shares of common stock are issued.

Our issuance of additional shares of common stock in the future may also potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various transactions. The proposed increase in the number of authorized shares could enable the Board of Directors to issue shares of common stock so as to render more difficult an attempt by another person or entity to obtain control of the Company.  Nevertheless, the Board of Directors has no present intention of issuing additional shares for such purposes and has no present knowledge of any takeover efforts.

If the proposed amendment is adopted, it will become effective upon the filing of Articles of Amendment with the Minnesota Secretary of State.

Vote Required

To be approved, this proposal requires the affirmative vote of holders of a majority of the shares of our voting stock present in person or represented by proxy, and entitled to be voted at the special meeting in the presence of a quorum. Unless marked to the contrary, proxies received will be voted “FOR” this proposal.

The Board of Directors recommends that you vote “FOR” the proposal to amend our Articles of Incorporation to increase the number of shares of capital stock authorized for issuance thereunder.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid by the Company during its two most recent fiscal years ended December 31, 2024 and 2023 to those persons who served as the Company’s Chief Executive Officer and Chief Financial Officer during such periods (collectively, the “named executives”).

Name and Principal Position	Year	Salary	Cash Bonus Restated (1)	Stock Awards	Option Awards	All Other Compensation (2)	Total
Douglas M. Polinsky,	2024	$200,000	$150,000	$0	$0	$40,274	$390,274
Chief Executive Officer	2023	$200,000	$125,000	$0	$0	$36,512	$361,512
Joseph A. Geraci, II,	2024	$200,000	$150,000	$0	$0	$39,602	$389,602
Chief Executive Officer	2023	$200,000	$125,000	$0	$0	$45,014	$370,014

____________

(1)

$250,000 of the 2023 cash bonus amount reflected in the table was declared by the Compensation Committee and paid to the executive in January 2024. $300,000 of the 2024 cash bonus amount reflected in the table was declared by the Compensation Committee and paid to the executive in January 2025.

(2)	Includes additional compensation of payment of health premiums and 401(k) matching contributions under the employment retirement program.

Our named executive officers are eligible for retirement benefits under the Company’s defined contribution 401(k) retirement plan. Under this plan, these officers may contribute pre-tax or after-tax compensation to the plan in accordance with current maximum contribution levels proscribed by the Internal Revenue Service.  The Company matches voluntary contributions by its named executive officers up to 5% of their base annual salary, subject to applicable regulatory limitations.

The material terms of employment agreements we have with Douglas M. Polinsky, Chief Executive Officer, and Joseph A. Geraci, II, Chief Financial Officer, are discussed below.

Employment Agreements with Named Executives

We entered into new employment agreements with each of the named executives—Messrs. Polinsky and Geraci—that were effective as of January 1, 2025.  Each employment agreement has a term that lasts for two full years thereafter, and ending on December 31, 2026, subject to extension by mutual agreement of the parties.  Each employment agreement provides the executive with a base annual salary of $220,000.  Each executive is also entitled to have health insurance provided by us and the ability to contribute to our 401(k) retirement plan.

Each employment agreement contains two-year non-competition and non-solicitation covenants, as well as a customary covenants relating to the confidentiality of Company information. In the event that an executive is terminated for cause, as defined in the employment agreements, or in the event that an executive’s services are terminated due to death or disability, the terminated executive will be entitled to receive only his base annual salary through the date of termination. In the event of other non-cause terminations, we will be obligated to pay the terminated executive’s base annual salary through the remainder of the employment term.  Neither employment agreement contains any change-in-control provisions.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2024:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Non-Exercisable	Option Exercise Price ($)	Option Expiration Date
Douglas M. Polinsky (1)	250,000	0	$2.12	11/23/2032
Joseph A. Geraci, II (1)	250,000	0	$2.12	11/23/2032

____________

(1)

On November 23, 2022, we issued to each named executive 250,000 (aggregating 500,000 in total to both named executives) ten-year non-statutory stock options to purchase common stock at the purchase price of $2.12 per share, under our 2022 Stock Incentive Plan. At the time of grant, these stock options and the plan itself were subject to the approval of our shareholders. Our shareholders subsequently approved the plan and related option issuances on January 20, 2023 at a special shareholder meeting called for that purpose.

Director Compensation

During 2024, we paid a total of $300,000 in director fees and bonuses to our independent directors. Presently, each such director receives an annualized cash fee of $40,000, paid in quarterly installments.

Name	Year	Option Awards	Compensation	Bonus (2)	Total
Lyle Berman	2024	$0	$40,000	$60,000	$100,000
Howard P. Liszt	2024	$0	$40,000	$60,000	$100,000
Laurence S. Zipkin	2024	$0	$40,000	$60,000	$100,000

____________

(1)	The 2024 cash bonuses reflected in the table were declared by the Board of Directors and paid to the director in January 2025.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

	Pay versus Performance Chart
Year	Summary Compensation Table for PEO (1)	Compensation Actually Paid to PEO (2)	Summary Compensation Table for Non-PEO NEO (3)	Compensation Actually Paid to Non-PEO NEO (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$390,274	$390,274	$389,602	$389,602	$52.00	$1,167,726
2023	$361,512	$361,512	$370,014	$370,014	$65.33	$(1,165,506)
2022	$927,728	$927,728	$986,725	$986,725	$56.16	$106,958

____________

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Douglas M. Polinsky, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table. For detail regarding this number, please refer to “Executive Compensation—Summary Compensation Table” above.

(2)

The dollar amounts reported in column (c) represent the amounts of “compensation actually paid” to Mr. Polinsky, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Polinsky during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Polinsky’s total compensation for each year to determine “compensation actually paid” as reflected in the table above:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Awards Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2024	$390,274	$0	$0	$390,274
2024	$361,512	$0	$0	$361,512
2022	$927,728	$542,683	$0	$927,728

____________

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following (after deducting, as instructed by Item 402(v) of Regulation S-K, the grant date fair value of equity awards presented in the Summary Compensation Table above and described in footnote (a) immediately above): (i) adding the year-end fair value of any equity awards granted in the applicable year and that are outstanding and unvested as of the end of the applicable year; (ii) adding the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years and that are outstanding and unvested as of the end of the applicable year; (iii) adding the fair value, as of the vesting date, of all awards that were both granted and vested in the applicable year; (iv) adding the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any awards granted in prior years and that vested in the applicable year; (v) subtracting an amount equal to the fair value, at the end of the prior fiscal year, of awards granted in prior years and that failed to meet the related vesting conditions during the applicable year; and (vi) adding the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year, prior to the vesting date, and that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Year	MINUS: Reported Value of Equity Awards ($)	PLUS: End-of-Year Fair Value of Outstanding and Unvested Equity Awards Granted During the Year ($)	PLUS: Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	PLUS: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	PLUS: Year-Over- Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	MINUS: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	PLUS: Fair Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in or Total Compensation in the Year ($)	Total Equity Award Adjustments ($)
2024	$0	$0	$0	$0	$0	$0	$0	$0
2023	$0	$0	$0	$0	$0	$0	$0	$0
2022	$(542,683)	$0	$0	$542,683	$0	$0	$0	$0

(3)

The dollar amounts reported in column (d) represent the amounts reported for the Mr. Joseph A. Geraci, II—our only “named executive officer” (NEO) who was not our “principal executive officer” (PEO)—in the “Total” column of the Summary Compensation Table in each applicable year.

(4)

The dollar amounts reported in column (e) represent the amounts of “compensation actually paid” to the NEO, excluding our PEO, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEO, excluding our PEO, during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for the NEO, excluding our PEO, for each year to determine the “compensation actually paid” as reflected in the table above, using the same methodology described above in Note 2:

Year	Reported Summary Compensation Table Total for Non-PEO NEO ($)	Reported Value of Equity Awards (a) ($)	Equity Awards Adjustments (b) ($)	Compensation Actually Paid to Non-PEO NEO ($)
2024	$389,602	$0	$0	$389,602
2023	$370,014	$0	$0	$370,014
2022	$986,725	$542,683	$0	$986,725

____________

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following (after deducting, as instructed by Item 402(v) of Regulation S-K, the grant date fair value of equity awards presented in the Summary Compensation Table above and described in footnote (a) immediately above): (i) adding the year-end fair value of any equity awards granted in the applicable year and that are outstanding and unvested as of the end of the applicable year; (ii) adding the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years and that are outstanding and unvested as of the end of the applicable year; (iii) adding the fair value, as of the vesting date, of all awards that were both granted and vested in the applicable year; (iv) adding the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any awards granted in prior years and that vested in the applicable year; (v) subtracting an amount equal to the fair value, at the end of the prior fiscal year, of awards granted in prior years and that failed to meet the related vesting conditions during the applicable year; and (vi) adding the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year, prior to the vesting date, and that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Year	MINUS: Reported Fair Value of Equity Awards ($)	PLUS: End-of-Year Fair Value of Outstanding and Unvested Equity Awards Granted During the Year ($)	PLUS: Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	PLUS: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	PLUS: Year-Over- Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	MINUS: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	PLUS: Fair Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in or Total Compensation in the Year ($)	Total Equity Award Adjustments ($)
2024	$0	$0	$0	$0	$0	$0	$0	$0
2023	$0	$0	$0	$0	$0	$0	$0	$0
2022	$(542,683)	$0	$0	$542,683	$0	$0	$0	$0

(5)

Cumulative total shareholder return (Cumulative TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment on the dividend payment date, plus the difference between the Company’s share price at the end and the beginning of the measurement period, by the Company’s share price at the beginning of the measurement period.

(6)

The dollar amounts reported are the “net increase in net assets resulting from operations” reflected in the Company’s audited financial statements for the applicable year, given that the Company presents its financial statements as an investment company in accordance with the accounting and reporting guidance of ASC 946.

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

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Compensation Actually Paid and Cumulative TSR

The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the Compensation Actually Paid to our Non-PEO NEO, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid and Net Income

The graph below sets forth the relationship between Compensation Actually Paid to our PEO, and our Non-PEO NEO, and the Company’s “net income” over the three most recently completed fiscal years.  Because the Company presents its financial statements as an investment company in accordance with the accounting and reporting guidance of ASC 946, “net income” in the table is the “net increase in net assets resulting from operations” as reflected in the Company’s audited financial statements for the applicable year.

* Please see the narrative preceding the chart for an explanation of the presentation of the Company’s net income.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information, as of the date of this proxy statement, with respect to any person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group.  As of the date of this proxy statement, we had 6,062,773 shares of common stock outstanding.

Unless otherwise indicated in the table or its footnotes, the business address of each of the following persons or entities is 1907 Wayzata Blvd., Suite 205, Wayzata, Minnesota 55391, and each such person or entity has sole voting and investment power with respect to the shares of common stock set forth opposite their respective name:

Name	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1)
Douglas M. Polinsky (2)	680,762	10.78%
Joseph A. Geraci, II (3)	588,165	9.51%
Howard P. Liszt (4)	125,434	2.04%
Lyle A. Berman (5)	315,556	5.20%
Laurence S. Zipkin (6)	181,900	3.00%
All current directors and officers (7) (five persons)	1,891,817	29.52%
Neal Linnihan SEP/IRA (8)	1,088,036	17.95%
Scott and Elizabeth Zbikowski (9)	768,445	12.67%
David Bester (10)	444,445	7.33%
Patrick Kinney (11)	418,794	6.91%

____________

(1)

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the foregoing table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)

Mr. Polinsky is our Chairman and Chief Executive Officer. Figure includes 128,915 shares of common stock held by Lantern Advisers, LLC, a Minnesota limited liability company co-owned by Messrs. Polinsky and Geraci; 301,847 shares of common stock held individually and directly by Mr. Polinsky. The reported figure also includes a presently exercisable non-statutory stock option for the purchase of up to 250,000 shares of common stock.

(3)

Mr. Geraci is a director our company and our Chief Financial Officer. Figure includes 128,915 shares of common stock held by Lantern Advisers, LLC, a Minnesota limited liability company co-owned by Messrs. Geraci and Polinsky; 325,481 shares of common stock held individually and directly by Mr. Geraci; 7,677 shares of common stock held individually by Mr. Geraci’s spouse, and 445 shares of common stock held by Mr. Geraci’s minor child. The reported figure also includes a presently exercisable non-statutory stock option for the purchase of up to 250,000 shares of common stock.

(4)	Mr. Liszt is a director of our Company. The reported figures include a presently exercisable non-statutory stock option for the purchase of up to 100,000 shares of common stock.

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(5)	Mr. Berman is a director of our Company.

(6)	Mr. Zipkin is a director of our Company.

(7)	Consists of Messrs. Polinsky, Geraci, Liszt, Berman and Zipkin.

(8)	Based upon a Schedule 13G filed by Mr. Linnihan, and subsequent information obtained by the Company.

(9)	Based upon a Schedule 13G filed by Mr. and Mrs. Zbikowski, and subsequent information obtained by the Company.

(10)	Based upon a Schedule 13G filed by Mr. Bester, and subsequent information obtained by the Company.

(11)	Based upon a Schedule 13G filed by Mr. Kinney (including shares held by Mr. Kinney as a custodian for grandchildren), and subsequent information obtained by the Company.

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, INCLUDING AN AMENDMENT THERETO ON FORM 10-K/A (IN EACH CASE, WITHOUT EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K. REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S CHIEF FINANCIAL OFFICER AT 1907 WAYZATA BOULEVARD, SUITE 205, WAYZATA MN 55391.

DISCRETIONARY PROXY VOTING AUTHORITY/

UNTIMELY SHAREHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934 governs our use of discretionary proxy voting authority with respect to a shareholder proposal that a shareholder has not sought to include in our proxy statement. The Rule provides that if a proponent of a proposal fails to notify us of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to our 2026 annual shareholder meeting, if we are not provided notice of a shareholder proposal which the shareholder has not previously sought to include in our proxy statement by [•], 2026, then our management proxies will be allowed to use their discretionary authority as outlined above.  If, however, the date of our 2026 annual shareholder meeting is changed by more than 30 days from the date of this annual meeting (i.e., if it is held earlier than July 9, 2026, or later than September 7, 2026), then the deadline for submitting a shareholder proposal will be a reasonable time before we begin to print and send our proxy materials for our 2026 annual shareholder meeting.

SOLICITATION

We will bear the cost of preparing, assembling and mailing the notice of meeting, proxy statement, proxy, Annual Report and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of Company stock, in which case they may be reimbursed by us for their expenses in doing so. Proxies may be solicited personally, by email or by special letter.

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OTHER MATTERS/PROPOSALS

The Board of Directors and management know of no other matters that will be presented for consideration at the annual meeting. Nevertheless, because it is possible that matters of which the Board of Directors and management are presently unaware may come before the meeting (or any adjournments), the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

HOUSEHOLDING OF MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple Company shareholders in each household unless otherwise instructed by such Company shareholders. We will deliver promptly a separate copy of the proxy statement to any Company shareholder upon written or oral request to our Chief Financial Officer, at 1907 Wayzata Boulevard, Suite 205, Wayzata MN 55391, telephone: (952) 479-1920. Any shareholder wishing to receive separate copies of our proxy statement or annual report in the future, or any shareholder receiving multiple copies and who would like to receive only one copy per household, should contact their bank, broker, or other nominee record holder, or they may contact us at the above address and phone number.

By Order of the Board of Directors,

/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer and Director

[•], 2025

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Appendix A

AMENDMENT NO. 2

TO MILL CITY VENTURES III, LTD.

2022 STOCK INCENTIVE PLAN

This Amendment No. 2 to Mill City Ventures III, Ltd. 2022 Stock Incentive Plan (this “Amendment”) is approved and adopted by the Board of Directors (the “Board”) of Mill City Ventures III, Ltd. (the “Company”), under authority granted to the Board pursuant to Section 14 of the Mill City Ventures III, Ltd. 2022 Stock Incentive Plan (the “Plan”).

Now, Therefore, the Plan is hereby amended as follows:

1.	Section 4.1 of the Plan is amended to read in its entirety as follows:

4.1 Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,400,000, and the maximum number of shares of Common Stock that will be available for issuance in connection with Incentive Stock Options is 1,400,000.

2.

The maximum share figure set forth in the amendment presented in paragraph 1 does not reflect the prior issuance and exercise of 200,000 non-statutory stock options, which exercises (together with earlier issued but unexercised grants), reduce the maximum number of shares available for issuance under the Plan from and after the date of this Amendment.

3.	Other than as expressly set forth in this Amendment, the Plan shall be unaffected by this Amendment.

CERTIFIED as

approved by the Board on June 9, 2025 (and

by the shareholders on __________, 2025):

____________________ ________

Signature and Title

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Appendix B

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF MILL CITY VENTURES III, LTD.

The undersigned, being duly authorized, does hereby certify to the following Articles of Amendment amending the Amended and Restated Articles of Incorporation, as earlier amended, of Mill City Ventures III, Ltd.:

1.	The name of the corporation is: Mill City Ventures III, Ltd.

2.	This amendment is effective on the date it is filed with the Minnesota Secretary of State.

3.	Paragraph A of Article 3 of the corporation’s Amended and Restated Articles of Incorporation, as amended, is hereby amended to read in its entirety as follows:

(a) The Corporation is authorized to issue 250,000,000 shares of capital stock, each having $0.001 par value per share. Each share of the Corporation’s common stock shall be entitled to one vote on all matters requiring a vote of the Corporation’s shareholders. Unless otherwise specifically so designated upon issuance, all shares of capital issued by the Corporation shall be common stock.

4.	This amendment has been approved by the shareholders of the corporation in accordance with Minnesota Statutes, Chapter 302A.

5.

The undersigned hereby certifies that he is signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized the undersigned to sign this document on his or her behalf, or in both capacities. The undersigned further certifies that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. The undersigned understands that by signing this document he is subject to the penalties of perjury as set forth in Section 609.48 as if he had signed this document under oath.

Signature	Date

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MILL CITY VENTURES III, LTD.

Annual Meeting of Shareholders

August 8, 2025, at 8:30 a.m. local time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Douglas M. Polinsky and Joseph A. Geraci, II, with full power of substitution, as proxy to represent and vote all shares of common stock of Mill City Ventures III, Ltd. (the “Company”), which the undersigned will be entitled to vote if personally present at the annual meeting of the shareholders of the Company to be held on August 8, 2025, at 8:30 a.m. local time at 1907 Wayzata Boulevard, Suite 205, Wayzata Minnesota 55391. Each share of common stock is entitled to one vote. THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR all nominees under Proposal 1 below, and, in the case of other matters that legally come before the meeting, as said proxies may deem advisable.

1.	To elect five members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified:

01.	Douglas M. Polinsky	☐	FOR	☐	WITHHOLD

02.	Lyle A. Berman	☐	FOR	☐	WITHHOLD

03.	Laurence S. Zipkin	☐	FOR	☐	WITHHOLD

04.	Joseph A. Geraci, II	☐	FOR	☐	WITHHOLD

05.	Howard P. Liszt	☐	FOR	☐	WITHHOLD

2.

To approve an amendment to our 2022 Equity Incentive Plan (the “Plan”), to increase the aggregate number of shares of common stock authorized for grant under the Plan from 900,000 to 1,400,000 (Proposal 2):

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.

To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to increase the total number of shares of capital stock authorized for issuance thereunder from 111,111,111 to 250,000,000 (Proposal 3):

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please date this proxy and sign your name exactly as it appears hereon.

Signature

Signature (Co-owner)

Dated:

Note: This proxy card must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

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VOTING INSTRUCTIONS ON REVERSE

YOUR VOTE IS IMPORTANT

Voting Instructions

You may vote your proxy in the following ways:

•	Via Internet:

Login to www.annualgeneralmeetings.com/mcvt2025

Enter your control number (12-digit number located below)

•	Via Mail:

Pacific Stock Transfer Company c/o Proxy Department

6725 Via Austi Parkway Suite 300

Las Vegas, Nevada 89119

•	In Person:

If you would like to vote in person, please attend the Annual Meeting to be held on August 8, 2025 at 8:30 a.m. local time

CONTROL NUMBER

[     ]

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Local Time,

on August 7, 2025.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

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